UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2020

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 325-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	LBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership

On June 1, 2020 (the “Petition Date”), Libbey Inc. (“Libbey” or the “Company”), Libbey Glass Inc. (“Libbey Glass”), and each direct and indirect domestic subsidiary of Libbey Glass (each a “Libbey Subsidiary” and, together with Libbey and Libbey Glass, the “Company Parties”) commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company Parties have filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re: Libbey Glass Inc., et al., Case No. 20-11439. The Company Parties continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Company intends to continue to operate its businesses in the ordinary course during the pendency of the Chapter 11 Cases. To ensure continuation of ordinary course operations, the Company filed motions with the Bankruptcy Court seeking a variety of customary “first day” relief.

Additional information about the Chapter 11 Cases may be obtained by visiting Prime Clerk at https://cases.primeclerk.com/libbey.

DIP Term Loan Credit Facility

In connection with the Chapter 11 Cases, on the Petition Date, the Company filed a motion (the “DIP Motion”) seeking, among other things, approval of senior secured debtor-in-possession financing on the terms and conditions set forth in a proposed Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Term Loan Credit Agreement”), by and among the Company, Libbey Glass, as borrower, the other Company Parties and each of Libbey Glass’ subsidiaries organized under the laws of the Netherlands, Portugal or Mexico, except Crisa Libbey, S.A. de C.V., as guarantors (together with the Company, collectively, the “Guarantors”), Cortland Capital Market Services LLC (“Cortland”), as administrative agent and collateral agent, and the lenders party thereto from time to time.

Subject to final documentation and the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the DIP Term Loan Credit Agreement provides for, among other things, term loans in an aggregate amount of up to $60,000,000 (the “DIP Term Loan Facility”), exclusive of a portion of prepetition term loans to be rolled up in accordance with the terms of the DIP Term Loan Facility, of which up to $30,000,000 is expected to be available following the entry of an order from the Bankruptcy Court authorizing the DIP Term Loan Facility on an interim basis (the “Interim Order”). The terms and conditions of the DIP Term Loan Facility are set forth in the proposed DIP Term Loan Credit Agreement attached to the DIP Motion.

The interest rates for loans outstanding under the proposed DIP Term Loan Facility will be, at the option of Libbey Glass, either (i) the Eurocurrency Rate (as defined in the DIP Term Loan Credit Agreement) plus 11.00% per annum, subject to a minimum Eurocurrency Rate floor of 1.00% per annum, or (ii) the Base Rate (as defined in the DIP Term Loan Credit Agreement) plus 10.00% per annum, subject to a minimum Base Rate floor of 2.00% per annum. Upon the occurrence and during the continuance of an event of default under the DIP Term Loan Credit Agreement, the outstanding amounts under the DIP Term Loan Facility bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Subject to the approval of the Bankruptcy Court, proceeds of the DIP Term Loan Facility will be used (i) to pay fees and expenses in connection with the DIP Term Loan Credit Agreement and related loan documents, (ii) for working capital of the Company Parties following commencement of the Chapter 11 Cases, and (iii) to pay adequate protection payments to the agents and lenders under the Prepetition Term Loan Credit Agreement (as defined below) and related loan documents, in all cases in accordance with applicable orders from the Bankruptcy Court and the approved budget prepared pursuant to the DIP Term Loan Credit Agreement.

The DIP Term Loan Credit Facility contains customary representations and warranties, affirmative and negative covenants, and events of default, and requires the Company Parties to timely comply with certain milestones relating to the Chapter 11 Cases.

The obligations under the DIP Term Loan Credit Facility are jointly and severally guaranteed by the Guarantors and all of the obligations under such facility are secured by substantially all of the assets of the Guarantors and Libbey Glass (subject to certain exclusions).

The DIP Term Loan Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the DIP Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the final DIP Term Loan Credit Agreement, as may be approved by the Bankruptcy Court.

DIP ABL Credit Facility

In connection with the Chapter 11 Cases, on the Petition Date, the Company filed the DIP Motion seeking, among other things, approval of a senior secured debtor-in-possession financing on the terms and conditions set forth in a proposed Debtor-In-Possession Credit Agreement (the “DIP ABL Credit Agreement” and, together with the DIP Term Loan Credit Agreement, the “DIP Credit Agreements”), by and among Libbey Glass and Libbey Europe B.V., as borrowers (the “ABL Borrowers”), the other Guarantors, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent.

Subject to final documentation and the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the ABL Borrowers will be permitted to borrow and utilize revolving credit loans of up to $100,000,000, subject to a borrowing base comprised of certain inventory and accounts receivables of the ABL Borrowers, the other Company Parties and the Guarantors organized under the laws of the Netherlands, and subject to updated borrowing base certificates to be provided by Libbey Glass and approved by certain of the lenders under such facility (the “DIP ABL Facility”). Certain advances under the DIP ABL Facility shall be deemed to refinance Libbey Glass’s obligations (including issued but undrawn letters of credit) under the ABL Borrowers’ existing Prepetition ABL Credit Agreement (as defined below) on a rolling basis. On the closing date, there shall be up to $10,000,000 in borrowing availability based on the borrowing base certificate delivered on or before the closing date. Availability of the DIP ABL Facility is expected to be available following the entry of the Interim Order. The terms and conditions of the DIP ABL Facility are set forth in the proposed DIP ABL Credit Agreement attached to the DIP Motion.

Loans under the DIP ABL Credit Facility bear interest, at the option of the ABL Borrowers, of either (i) the Adjusted LIBO Rate (as defined in the DIP ABL Credit Agreement) plus 3.50% per annum or (ii) the CB Floating Rate (as defined in the DIP ABL Credit Agreement) plus 2.50% per annum.

Subject to the approval of the Bankruptcy Court, proceeds of the DIP ABL Facility will be used (i) to refinance outstanding amounts due and owing under the Prepetition ABL Credit Agreement, (ii) to pay fees and expenses in connection with the DIP ABL Credit Agreement and related loan documents, (iii) for working capital of the ABL Borrowers following commencement of the Chapter 11 Cases, and (iv) to pay adequate protection payments to the agents and lenders under the Prepetition ABL Credit Agreement (as defined below) and related loan documents, in all cases in accordance with applicable orders from the Bankruptcy Court and the approved budget prepared pursuant to the DIP ABL Credit Agreement.

The DIP ABL Credit Facility contains customary representations and warranties, affirmative and negative covenants, and events of default, and requires the Company to timely comply with certain milestones relating to the Chapter 11 Cases.

The obligations under the DIP ABL Credit Facility are jointly and severally guaranteed by the ABL Borrowers and the Guarantors, and all of the obligations under such facility are secured by substantially all of the assets of the ABL Borrowers and the Guarantors (subject to certain exclusions).

The DIP ABL Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the DIP ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the final DIP ABL Credit Agreement, as may be approved by the Bankruptcy Court.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company Parties’ obligations under the following debt instruments (the “Debt Instruments”):

●

Amended and Restated Credit Agreement, dated as of February 8, 2010 (as amended, amended and restated or otherwise modified), among Libbey Glass, Libbey Europe B.V., a Netherlands corporation, the Company, the other subsidiaries of the Company party thereto, JPMorgan Chase Bank, N.A., as administrative agent with respect to the U.S. loans, J.P. Morgan Europe Limited, as administrative agent with respect to the Netherlands loans, the other titled agents party thereto and the lenders party thereto from time to time (the “Prepetition ABL Lenders”) (the “Prepetition ABL Credit Agreement”);

●

Credit Agreement, dated as of April 9, 2014 (as amended, amended and restated or otherwise modified), among Libbey Glass, the Company, the other subsidiaries of the Company party thereto, Cortland, as administrative agent (as successor to Citibank, N.A., in its capacities as administrative agent and collateral agent), and the lenders party thereto from time to time (the “Prepetition Term Loan Credit Agreement”).

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and accrued interest and other fees and obligations due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments with respect to the Company Parties are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ right of enforcement in respect of the Debt Instruments against the Company Parties are subject to the applicable provisions of the Bankruptcy Code.

Contemporaneous with the filing of the Chapter 11 Cases on the Petition Date, the Prepetition ABL Lenders and, among others, the ABL Borrowers, the other Company Parties and the Guarantors organized under the laws of the Netherlands entered into a forbearance agreement whereby the Prepetition ABL Lenders agreed to forbear from exercising their rights and remedies under the Prepetition ABL Credit Agreement as the result of the Company Parties’ commencing the Chapter 11 Cases.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on May 19, 2020, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) approved a retention bonus in the amount of $900,000 (the “Retention Bonus”) for, Michael P. Bauer, our Chief Executive Officer, pursuant to a form of Retention Bonus Agreement (the “Retention Bonus Agreement”). On May 31, 2020, the Committee approved an amendment and restatement of Mr. Bauer’s Retention Bonus Agreement (the “Amended Agreement”) to update the clawback provisions applicable to Mr. Bauer’s Retention Bonus.

Pursuant to the Amended Agreement, Mr. Bauer will be required to repay all or a portion of the Retention Bonus to the Company as follows:

●

In the event that the Company terminates Mr. Bauer’s employment for “Cause” or Mr. Bauer voluntarily resigns without “Good Reason” (each as defined in the Amended Agreement) on or before July 3, 2020, Mr. Bauer will repay the full Retention Bonus;

●

If Mr. Bauer voluntarily resigns without Good Reason or is terminated for Cause after July 3, 2020 but before October 2, 2020, or, if earlier, the effective date of the Company’s plan of reorganization, then he will repay half the Retention Bonus; and

●

If the Company does not achieve certain cash-flow milestones, tested twice, once as of July 3, 2020 and the second time as of the earlier of October 2, 2020 or the effective date of the Company’s plan of reorganization, then Mr. Bauer will repay half the Retention Bonus for each cash-flow metric not met.

The above summary of the Amended Agreement is qualified in its entirety by reference to the complete terms and conditions as set forth in the Amended Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure

Press Release

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on June 1, 2020, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, the Company commenced discussions with certain lenders under the Pre-Petition Term Loan Credit Agreement to facilitate discussions of a potential refinancing or restructuring transaction. The Company entered into confidentiality agreements (the “NDAs”) with such lenders (the “NDA Parties”) in connection therewith.

Pursuant to the terms of the NDAs, the Company agreed to publicly disclose certain confidential information regarding the Company that was provided to the NDA Parties (the “Cleansing Material”). A copy of the Cleansing Material is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company Parties or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company Parties or any third party and should not be relied upon as such. Neither the Company Parties nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.

The information furnished with this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. The Company anticipates that its common stock will be delisted from the NYSE American following the filing of the Chapter 11 Cases and will subsequently trade on the OTC Bulletin Board or “pink sheets.” Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s equity securities as a result of the Chapter 11 Cases. The Company expects that its equity holders will experience a complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only Libbey’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the impact of COVID-19 on our operations and the length of time of such impact, our results of operations, financial condition, liquidity, prospects, growth, strategies and the impact of COVID-19 on the industry in which we operate and the industries we serve. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to confirm and consummate a plan of reorganization; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of the proposed DIP Credit Agreements and restrictions imposed by the applicable courts; potential delays in the Chapter 11 Cases due to the effects of COVID-19; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report.

Item 9.01 Financial Statements and Exhibits

d)    Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Retention Bonus Agreement, dated as of May 31, 2020, by and between the Company and Michael P. Bauer
99.1	Press release dated June 1, 2020
99.2	Cleansing Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant

Date: June 1, 2020	By:	/s/ Juan Amezquita
Juan Amezquita
Senior Vice President, Chief Financial Officer